Exhibit 10.8

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Golden Growers Cooperative, a North Dakota cooperative (“GGC”) and Mark Dillon (“Executive”) entered into an Employment Agreement as of June 10, 1996, (“Employment Agreement”); and

WHEREAS, GGC and Executive desire to extend the terms of that Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein described.  The parties agree to amend the Employment Agreement as follows:

1.             The first full sentence of paragraph 1 entitled “Term” is amended to read as follows:

Subject to earlier termination as provided in paragraph 6 herein, the term of such employment shall commence on the Effective Date and shall end on the five (5)-year anniversary of the Effective Date.

2.             Paragraph 7 is amended to read as follows:

Security Agreement.  To secure performance by GGC of its One Hundred Fifty Thousand Dollar ($150,000.00) obligation under paragraph 6 of this Agreement, GGC shall, coincident with the signing of this Agreement, deposit One Hundred Fifty Thousand Dollars ($150,000.00) in the form of a Certificate of Deposit with Community First Bank (the “Bank”).  GGC shall pledge to Executive the Certificate of Deposit (by executing and delivering to Bank and Executive forms required by the Bank or provided by Executive’s attorney) and it does hereby grant to Executive a Uniform Commercial Code security interest in the Certificate of Deposit to secure GGC’s obligations under paragraph 6 of this Agreement.  In the event of a default by GGC in said obligations, Executive shall have the right if the default is not cured within thirty (30) days following Executive’s written notice to GGC of default, to deliver the Certificate of Deposit to the Bank and obtain the payment of the proceeds, excluding all accrued interest thereon, to Executive and/or to resort to any and all remedies which the Executive may have at law or in equity.  For such purposes, GGC irrevocably appoints Executive as its attorney-in-fact to liquidate such Certificate of Deposit.  The Bank may rely conclusively upon the original or a photocopy of this document and the Executive’s affidavit that a default has occurred, Executive’s affidavit and proof of personal service by an independent third party that a notice of default has been given GGC and that default has not been timely cured.  GGC shall also execute and deliver to Executive all Uniform Commercial Code Financing Statements reasonably requested by Executive to perfect his security interest in the Certificate of Deposit.  The Certificate of Deposit shall also be delivered to Executive.  Once five years have passed following the Effective Date of this Agreement, the Certificate of Deposit shall be returned to GGC by Executive and any and all Uniform Commercial Code Financing Statements shall be terminated by Executive, provided that GGC is not then in default under the terms of this Agreement.  GGC shall also reimburse Executive for any expense incurred by Executive in protecting or enforcing his rights under this Agreement including, without limitation, reasonable attorneys’ fees and legal expenses, and all expenses of liquidating the Certificate of Deposit.

3.             The second-to-last sentence in paragraph 9 entitled “Releases” is amended to read as follows:

Executive will also be required to sign a release identical to the above release but including any new legal requirements to assure its enforceability which may be effective at the time of his termination, along with his agreement to keep confidential and not disclose the circumstances of his termination or derogatory comments regarding GGC or ProGold or its owners or employees, at the time of any termination of employment prior to expiration of the initial five (5)-year term of Executive’s employment, as a condition of receiving the One Hundred Fifty Thousand Dollar ($150,000.00) payment provided to him at the time of his termination by GGC without Cause.

4.             Except as modified herein, the terms of the Employment Agreement entered into as of June 10, 1996, shall remain in full force and effect.

SIGNED AT Fargo, North Dakota, this 15th day of August, 1997.

Mark Dillon

Golden Growers Cooperative

Patrick Benedict

Its Chairman